U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) August 12, 2009

                         Commission File No. 333.136247


                           DOMARK INTERNATIONAL, INC.
        (Exact name of small business issuer as specified in its charter)

           Nevada                                                20-4647578
(State or other jurisdiction of                                (IRS Employer
 incorporation or organization)                              Identification No.)

                             1809 East Broadway #125
                              Oviedo, Florida 32765
                    (Address of principal executive offices)

                                 (757) 572-9241
                           (Issuer's telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
    Exchange Act (17 CFR 240.13e-4(c))
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As used in this report,  the terms "we",  "us",  "our",  "our company"  "Domark"
refer to Domark International, Inc., a Nevada corporation.

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Our disclosure and analysis in this Current Report on Form 8-K contains some forward-looking statements. Certain of the matters discussed concerning our operations, cash flows, financial position, economic performance and financial condition, and the effect of economic conditions include forward-looking statements.

Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions are forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, including projections of orders, sales, operating margins, earnings, cash flow, research and development costs, working capital, capital expenditures and other projections, they are subject to several risks and uncertainties.

Investors are cautioned that our forward-looking statements are not guarantees of future performance and the actual results or developments may differ materially from the expectations expressed in the forward-looking statements.

As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainty of estimates, forecasts and projections may be better or worse than projected. Given these uncertainties, you should not place any reliance on these forward-looking statements. These forward-looking statements also represent our estimates and assumptions only as of the date that they were made. We expressly disclaim a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events. You are advised, however, to consult any additional disclosures we make in our reports on Form 10-K, Form 10-Q, Form 8-K, or their successors.

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 8, 2009, we closed an Agreement for the Exchange of Common Stock between Motivation Advantage, Inc., a Florida corporation ("Motivation Advantage") and its sole shareholder, Suzanne Winfield (the "Agreement"), whereby pursuant to the terms and conditions of that Agreement, Domark acquired the right, title, and interest of Motivation Advantage in and to all of the shares and assets of Motivation Advantage used exclusively in their business in return for common stock.

On August 12, 2009, the parties rescinded the Motivation Advantage transaction and agreed to return any consideration issued.

On December 11, 2008, we executed an Asset Purchase Agreement between Crowley and Company Advertising, Inc., a Florida corporation ("C&C") and Domark (the "Agreement"), whereby pursuant to the terms and conditions of that Agreement, Domark acquired the right, title, and interest of C&C in and to all of the assets of C&C used exclusively in their business in return for one hundred thousand (100,000) shares of Domark common stock.

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On August 12, 2009,  the parties  rescinded  the C&C  transaction  and agreed to return any consideration issued.

ITEM 2.01. ACQUISITION OR DISPOSITION OF ASSETS

See Item 1.01 above.

ITEM 3.02. UNREGISTERED SALE OF EQUITY SECURITIES

See Item 1.01 above.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On August 12, 2009, Joseph Vittoria, resigned as a member of the Board of Directors. There were no disagreements with Joseph Vittoria on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

On August 13, 2009, Louis Corrnachia and Richard Smith resigned as members of the Board of Directors. There were no disagreements with Louis Corrnachia or Richard Smith, on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure

On August 14, 2009, Greg Jaclin and Terry Carlson resigned as members of the Board of Directors. There were no disagreements with J Greg Jaclin or Terry Carlson on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure

ITEM 8.01 OTHER EVENTS

On August 10, 2009, the Company along with Victory Lane, LLC and R. Thomas Kidd filed a lawsuit in the United States District Court, Middle District of Florida Case Number 09-CV-1396-ORL-35-DAB against Victory Lane Financial Elite, LLC et al, for the following causes of action: Fraud in the Inducement, Breach of Contract, Rescission, Conspiracy, and Libel.

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
                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       DoMark International, Inc.


Date: August 17, 2009                  By: /s/ R. Thomas Kidd
                                           -------------------------------------
                                           R. Thomas Kidd
                                           Chief Executive Officer


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